Exhibit 23  -- Consent of Experts



Beckstead and Watts, LLP
----------------------------
Certified Public Accountants

                                                     3340 Wynn Road, Suite B
                                                         Las Vegas, NV 89102
                                                                702.257.1984
                                                            702.362.0540 fax





April 10, 2003

To Whom It May Concern:

We have issued our report dated April 10, 2003, accompanying the financial statements of eClic, Inc. on Form 10-QSB for the period of March 1, 1999 (inception date) through March 31, 2003. We hereby consent to the incorporation by reference of said report on the Quarterly Report of eClic, Inc. on Form 10-QSB (File No. 000-26181).

Signed,

/s/  Beckstead and Watts, LLP
-----------------------------
     Beckstead and Watts, LLP



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See accompanying notes to financial statements.